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                                                                   Exhibit 10.96

                               GAMING DEVELOPMENT
                              CONSULTING AGREEMENT

     THIS GAMING DEVELOPMENT CONSULTING AGREEMENT (hereinafter referred to as the "Agreement") is made as of January 12, 2005 ("Effective Date") by and between the Pawnee Travel Plaza Gaming Corporation ("Pawnee"), a wholly-owned subsidiary of the Pawnee Tribal Development Corporation ("Pawnee TDC"), each created under the Constitution of and a governmental subdivision of the Pawnee Nation of Oklahoma ("Pawnee Nation"), a federally recognized Indian tribe, and Lakes Pawnee Consulting, LLC, a Minnesota limited liability company ("Lakes").

                                    RECITALS

     A. The Pawnee Nation is a federally recognized Indian tribe eligible for the special programs and services provided by the United States to Indian tribes, and is recognized as possessing and exercising powers of self-government. As a tribally-chartered corporation and governmental subdivision, Pawnee TDC is vested with the sovereign immunity of the tribe, and has been established to control and manage the economic affairs of the Pawnee Nation. Pawnee TDC has established Pawnee, a wholly-owned subsidiary of Pawnee TDC and tribally-chartered corporation, as the legal entity which will own and operate certain gaming projects which are to be developed by Pawnee TDC on behalf of the Pawnee Nation.

     B. Pawnee wishes to develop, construct and operate gaming facility projects which will conduct Class II Gaming (and also Class III Gaming activities in the event of federal agency approval of a Tribal-State Compact between the Pawnee Nation and the State of Oklahoma permitting such gaming) ("Gaming Facilities," as further defined herein), together with related amenities such as a hotel, food and beverage facilities, retail outlets, and ancillary building and enterprises that enhance the Gaming Facilities ("Ancillary Facilities," as further defined herein) (the Gaming Facilities and the Ancillary Facilities together, the "Project Facilities"). Pawnee and Lakes intend that the Project Facilities will be developed as individual projects according to a development schedule agreed to by the parties. The Project Facilities are expected to generate substantial revenues for Pawnee TDC, and therefore significantly improve the social, economic and health conditions of present and future tribal members, while strengthening the Pawnee Nation's overall economic self-sufficiency and self-determination.

     C. Lakes has the requisite skills, resources, experience, and expertise related to real estate acquisitions, financing, development and construction, and operations of gaming facilities and related amenities to assist Pawnee in the development, financing and construction of the Project Facilities and to provide consulting services relating to Project Facilities.


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     D. Pawnee presently lacks the resources to develop and finance the Project
Facilities and desires to retain the services of the Lakes as set forth herein.

     E. For the compensation set forth herein, Lakes wishes to provide the following services to Pawnee as more fully set forth herein: (1) funding of Project Preliminary Development Loans; (2) assistance in arranging the Project Permanent Financings; (3) development and construction management for the Project Facilities; and (4) consulting services in connection with pre-opening and post-opening operations of the Project Facilities.

     F. Pawnee desires to grant to Lakes the exclusive right to develop, arrange for financing of, construct, equip and consult in connection with pre-opening and post-opening operations of Pawnee's Project Facilities as set forth in this Agreement, and Lakes desires to undertake those responsibilities in accordance with this Agreement. Pawnee also desires to grant to Lakes the right to participate in any other gaming project opportunity Pawnee pursues in the State of Oklahoma under the same terms and conditions described herein.

     G. Pawnee and Lakes intend that this Agreement shall be operative and binding upon the date of execution by the parties ("Effective Date").

     NOW, THEREFORE, in consideration of the hereinafter mutual promises and covenants, and for other good and valuable consideration as set forth herein, the receipt and sufficiency of which are expressly acknowledged, Pawnee and Lakes agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, "control" (including the terms controlling, controlled by, or under common control with) means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, partnership or member interests, by contract or otherwise.

     "Agreement" means this Gaming Development Consulting Agreement, as it may be amended, supplemented, restated or replaced from time to time.

     "Ancillary Facilities" means any hotel, convention center, food and beverage outlets, retail outlets, and any other enterprise designed to promote, support, or enhance the particular Project's Gaming Facility; provided, however, unless the parties otherwise agree, the term "Ancillary Facilities" shall not include any of Pawnee Tribe's existing enterprises consisting of: fuel and retail sales made at the existing U.S. Hwy 412 & State Hwy 18 "Travel Plaza" currently operated by the Pawnee TDC or retail sales made or Gaming Operations conducted at its existing "Trading Post" convenience store operated by the Pawnee TDC as currently constructed at this time.


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     "Architect" any architectural or engineering firm duly licensed to provide architectural services for the Project Facilities.

     "BIA" means the Bureau of Indian Affairs, established within the United States Department of Interior.

     "Capital Expenditures" means any expenditure that is considered a capital expenditure under GAAP.

     "Claim" means any dispute, claim, question, or disagreement between Pawnee and Lakes or any Affiliate of Lakes that is directly or indirectly related to this Agreement, any Pawnee Note or the Project Facilities, whether arising under law or in equity, whether arising as a matter of contract or a tort, and whether arising during or after the expiration of this Agreement or the maturity of any Pawnee Note.

     "Class II Gaming" means class II gaming as defined in IGRA.

     "Class III Gaming" means class III gaming as defined in IGRA.

     "Collateral" is defined in Section 3.1(a).

     "Compact" means any Tribal-State Compact executed between the Pawnee Nation and the State of Oklahoma entered into and approved by the United States Secretary of the Interior either before or after the Effective Date of this Agreement, and any amendments or modifications thereto.

     "Contractor" means any Person providing materials or services for the Project pursuant to a contract.

     "Costs of Operations" means, with respect to any period of time occurring on or after the Opening Date, the total of all costs required under GAAP to be treated as operating expenses of a particular Project's Gaming Facility, including but not limited to the following (so long as they constitute such expenses):

          (a) all fees imposed upon the particular Project's Gaming Facility by the NIGC;

          (b) all amounts required to be paid to the State pursuant to a Compact or all amounts required to be paid to any local governmental entity under any agreement to mitigate off-reservation impacts related to the particular Project's Gaming Facility;

          (c) license or other fees for background investigations performed by the Gaming Commission of "key employees" and "primary management officials" of the particular Project's Gaming Facility, as defined in 25 C.F.R.
     Section 502.14 and 25 C.F.R. Section 502.19, less any amounts collected from employees for those fees, provided, however, such amounts allocable hereunder shall not exceed $25 per employee per any 12 month period (although the Gaming Commission may charge employees more for such licenses or fees); and reasonable and customary regulatory fees imposed on the Gaming Facility


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     by the Gaming Commission (which amounts shall be subject to an annually approved budget submitted by the Gaming Commission).

          (d) depreciation and amortization expenses computed over reasonable periods permitted under GAAP and as further set forth below; and

          (e) to the extent properly allocable to the operation of the particular Project's Gaming Facility under GAAP, the following:

               (1) costs of administration, recruiting, hiring, firing and training employees;

               (2) compensation and benefits of employees;

               (3) interest charges on indebtedness (including the Project Permanent Financing) related to the particular Project's Gaming Facility; and

               (4) all other expenses, including, without limitation, those incurred for materials, supplies, inventory, utilities, repairs and maintenance (excluding Capital Expenditures), insurance and bonding, marketing, advertising, annual audits, accounting, legal or other professional and consulting, surveillance/security or guard services;

provided however, that "Costs of Operations" do not include repayment of principal or Capital Expenditures or capital leases; and notwithstanding the foregoing, for purposes of this definition of Costs of Operations, depreciation for personal property shall be determined on a straight-line basis over a period of seven (7) years from the date such property is placed in service, and depreciation for real property, including improvements and buildings shall be determined on a straight-line basis over a period of thirty (30) years.

     "Design Professional" means any Person other than an Architect engaged in the business of providing engineering, landscape, interior design or other design services.

     "Development Committee" is defined in Section 2.2.

     "Effective Date" means the date the parties execute this Agreement.

     "Equipment Contract" means any contract to finance or acquire equipment or property for use in connection with the Project Facilities, exclusive of property to be provided pursuant to a Project Construction Contract, whether constituting or characterized as a loan or credit agreement, purchase agreement, financing lease, capital lease, participating lease, license or otherwise.

     "Equipment Vendor" means any Person that sells, leases or licenses personal property to Pawnee for use in connection with the Project Facilities.

     "Furnishings and Equipment" shall mean all furniture, furnishings and equipment required for the operation of the Project Facilities, including, without limitation:


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          (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;

          (ii) slot machines, video games of chance, table games, keno equipment and other gaming equipment;

          (iii) office furnishings and equipment;

          (iv) specialized equipment necessary for the operation of any portion of the Project for accessory purposes, including equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities;

          (v) hotel equipment, furniture and furnishings (to the extent a hotel is included in the Project); and

          (vi) all other furnishings and equipment now or hereafter located and installed in or about the Project Facilities which are used in the operation of the Project Facilities.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

     "Gaming Commission" means any tribal commission or body of the Pawnee Nation that is lawfully performing the obligations and exercising the rights of the tribal gaming regulatory agency established pursuant to the Pawnee Nation's Gaming Ordinance.

     "Gaming Facility" means, in connection with the particular Project, all buildings, structures and improvements, together with all furniture, fixtures and equipment and personal property (whether tangible or intangible) to be used in connection with the operation of Class II Gaming and/or Class III Gaming.

     "Gaming Facility Site" is defined in Section 2.4.

     "Gaming Operation" means a "gaming operation" as defined in NIGC regulations, 25 C.F.R. Section 502.10.

     "Gaming Ordinance" means any valid gaming ordinance of the Pawnee Nation that is in effect for purposes of and to the extent required by IGRA or the Compact.

     "Governmental Authority" means the United States, the BIA, the State, the Pawnee Nation and any governmental court, agency, department, commission, board, bureau or instrumentality of the foregoing (including the NIGC), but only to the extent it has legal jurisdiction over Class II Gaming or Class III Gaming at the Gaming Facility, the construction of


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the Project Facilities, operation of the Project Facilities, or Pawnee's or
Lakes' obligations under this Agreement or any Pawnee Note.

     "IGRA" means the Indian Gaming Regulatory Act of 1988, P.L. 100-497, 25 U.S.C. Sections 2701, et seq., as it may be amended from time to time, and all regulations of the NIGC promulgated thereunder.

     "Lakes" means Lakes Pawnee Consulting, LLC, a Minnesota limited liability company and a wholly owned subsidiary of Lakes Gaming and Resorts, LLC.

     "Lakes Event of Default" is defined in Section 10.1.

     "Legal Requirements" means the Compact and all present and future federal, State, Tribe and local laws, ordinances, rules, regulations, permits, licenses and certificates, and any and all present and future orders of courts and administrative bodies of competent jurisdiction, applicable to the Project, the Project Facilities, this Agreement, or any Pawnee Note.

     "Management Contact" means a management contract as defined in IGRA.

     "Material Breach" by any party means (a) a material failure of the party to perform a material obligation under this Agreement for reasons not excused under
Section 13.5 (Force Majeure); or (b) any material representation or warranty made by a party to this Agreement proves to be knowingly false or erroneous in any material way when made or at any time shall fail to be true and correct in all material respects.

     "NIGC" means the National Indian Gaming Commission, established by IGRA.

     "Opening Date" means the first day on which a Project's Gaming Facility is open to the public for the conduct of Class II Gaming and/or Class III Gaming following the first advance under the Project Preliminary Development Loan.

     "Pawnee Event of Default" is defined in Section 10.3.

     "Pawnee Note or Pawnee Notes" are defined in Section 3.1(a).

     "Person" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint stock company, trust, estate, unincorporated organization, business association, Indian tribe, commission, instrumentality, firm, joint venture, Governmental Authority, or otherwise.

     "Project" means the development, construction and equipping and future expansion of each Gaming Facility and, if mutually agreed by the Parties, the development, construction and equipping of one or more Ancillary Facilities in connection with the individual gaming projects, whether such work shall occur simultaneously or in phases during the term of this Agreement, which the parties anticipate to be developed under this Agreement, including, but not limited to, the following: the "Travel Plaza Expansion Project". The scope of each Project and its Project Facilities shall be mutually agreed to by the parties and made a part hereof through an addendum to this Agreement.


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     "Project Architect" is defined in Section 2.5(a).

     "Project Architectural Agreement" is defined in Section 2.5(b).

     "Project Budget" is defined in Section 2.7.

     "Project Construction Contract" is defined in Section 5.1.

     "Project Costs" means (a) all costs of any nature (whether considered an expense or Capital Expenditure) incurred by or on behalf of Pawnee, or by or on behalf of Lakes or its Affiliates, in connection with any particular Project in accordance with this Agreement, including all amounts advanced by Lakes to Pawnee for the particular Project, including but not limited to all amounts advanced under the Project Preliminary Development Loan and all amounts evidenced by the Pawnee Notes; (b) all other amounts mutually agreed upon by Lakes and Pawnee necessary for the development, construction and equipping of the particular Project; and (c) with respect to the first Project developed hereunder, $85,000 as required for initial and first year payments under the Compact.

     "Project Development Fee" means the Project Development Fee for the particular Project as calculated pursuant to Section 7.1 herein.

     "Project General Contractor" is defined in Section 5.1.

     "Project Permanent Financing" means one or more debt financings, which may be in the form of one or more loans, financings, operating leases, issues of debt securities, or other credit facilities, for which the source of funding is not Lakes or an Affiliate of Lakes, incurred or issued by or on behalf of Pawnee to finance or refinance all of the Project Preliminary Development Loan and Project Costs.

     "Project Permanent Financing Date" means the first day on which Project Permanent Financing is advanced to or made available for the benefit of Pawnee for development of a particular Project.

     "Project Preliminary Development Budget" is defined in Section 3.1.

     "Project Preliminary Development Loan" is defined in Section 3.1.

     "Project Facilities" means the Gaming Facility and the Ancillary Facilities in connection with the particular Project.

     "Proprietary Interest" means proprietary interest in a Gaming Operation within the meaning of IGRA.

     "Revenues" means, with respect to a particular Project and any period of time, all revenues of any nature derived directly or indirectly from the operation of the Project Facilities and permitted under GAAP to be included in the Project Facilities' total revenues for that period, less any credits or refunds made to customers, guests, or patrons of the Project Facilities, not considered a Cost of Operations and not applied in any prior period to reduce Revenues.


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"Revenues" shall not include (i) any gratuities or service charges added to the bill of a customer, guest or patron of the Project Facilities and payable to employees of the Project Facilities, (ii) promotional allowances for which there is not a direct offsetting item treated as a Cost of Operations, (iii) any sales, excise, gross receipt, admission, entertainment, tourist or other taxes or charges (or assessments equivalent thereto, or payments made in lieu thereof) that are received from a customer, guest or patron and passed on to governmental or quasi-governmental entities unrelated to the Pawnee, (iv) any lawful federal, state, or local taxes or impositions (including any payment or fee in lieu of the foregoing) that are collected from patrons of or vendors to the Project Facilities, (v) proceeds of indebtedness of the Pawnee, and (vi) proceeds from insurance or condemnation (other than proceeds of business interruption insurance and other proceeds received to reimburse the Project's Project Facilities for any item accounted for under GAAP as a Cost of Operations).

     "State" means the State of Oklahoma.

     "Term" of this Agreement is defined in Section 11.1.

     "Travel Expansion Project" means the expansion of the "Travel Plaza" in Pawnee County currently operated by the Pawnee TDC at the intersection of State Highway 412 and County Road 18 to include the offering of Class II and/or Class III gaming and other amenities to attract gaming customers of the Pawnee Travel Plaza to be operated by Pawnee.

     "Tribal Agreement" shall mean the agreement between the Pawnee Nation and Pawnee TDC and Lakes or its affiliates described in Section 8.2(n).

                                    ARTICLE 2
                             PRE-CONSTRUCTION PHASE

     Section 2.1 Effective Date. This Agreement shall become effective and binding upon the date of execution by the parties.

     Section 2.2 Creation of Development Committee. Within 15 days after the Effective Date of this Agreement, the parties shall establish a Development Committee that will have the powers, obligations and authorities as provided herein. The Development Committee shall consist of five (5) persons: three Pawnee representatives and two Lakes representatives. Decisions of the Development Committee shall be made by majority vote of all members with at least one Pawnee representative and one Lakes representative present and if not present, the other Pawnee representatives and the other Lakes representative, participating and voting via teleconference.

     Section 2.3 Exclusive Right to Develop. Pawnee hereby grants to Lakes the exclusive right to assist in the financing, development, construction, equipping and consulting in connection with pre-opening and post-opening operations of any Class II Gaming and/or Class III Gaming facility and any ancillary facilities enhancing such gaming facility operated by Pawnee in the State of Oklahoma, including a hotel, any convention center, food and beverage


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outlets, retail outlets, and any other enterprise designed to promote, support, or enhance such gaming facility.

     Section 2.4 Gaming Facility Site Selection. With respect to each particular Project, the Development Committee shall designate the location of the proposed site on which the Gaming Facility shall be constructed (the "Gaming Facility Site"), provided, the site upon which the facility housing Class II and/or Class III Gaming shall be located on and must constitute "Indian lands" upon which the Pawnee Nation may legally conduct gaming under IGRA.

     Section 2.5 Project Architect; Plans and Specifications; Design Professionals. With respect to the pre-construction development of each particular Project, the parties agree to the following provisions.

     (a) Selection of Project Architect. As soon as reasonably practical after the Effective Date of this Agreement, Lakes shall propose to the Development Committee one or more Architects to provide customary architectural services with respect to the Particular Project's Project Facilities, although Pawnee also shall have the right to propose to the Development Committee additional architects for consideration.. As soon as reasonably practical, the Development Committee shall either approve or reject each proposed Architect. In the case of a rejection, the process described in this Section 2.5(a) shall be repeated until the Development Committee has approved one or more Architects proposed for the particular Project ("Project Architect").

     (b) Project Architectural Agreement; Plans and Specifications. Once an Architect has been approved under Section 2.5(a), Lakes shall negotiate proposed agreements with each Architect approved, and shall propose the same to the Development Committee (each, a "Project Architectural Agreement"). As soon as reasonably practical, the Development Committee shall either approve or reject each proposed Project Architectural Agreement. In the case of a rejection, the process described in this Section 2.5(b) shall be repeated until the Development Committee has approved the Project Architectural Agreements proposed by Lakes. Upon approval, Pawnee shall take necessary action to authorize and execute the applicable Project Architectural Agreements. After execution of each Project Architectural Agreement, Lakes shall coordinate the Architect's preparation of mutually agreeable preliminary basic plans, drawings and specifications for the Project's Project Facilities. Lakes shall also coordinate the Architect's preparation of mutually agreeable construction drawings and final design, plans and specifications for the Project Facilities, and propose the same for approval by the Development Committee. The completed and approved final plans, together with any modifications thereof proposed by Lakes and approved by the Development Committee, shall constitute the "Project Plans and Specifications."


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     (c)  Selection of Additional Design Professionals for Project. If the
          Development Committee determines that design services for the Project's Project Facilities from Design Professionals are desirable, Lakes and Pawnee may propose to the Development Committee one or more Design Professionals and the proposed services of each. As soon as reasonably practical, the Development Committee shall either approve or reject the proposed Design Professionals. In the case of a rejection, the process described in this Section 2.5(c) shall be repeated until the Development Committee has approved all Design Professionals proposed by Lakes. After approval of each Design Professional by the Development Committee, Lakes shall coordinate the services of each Design Professional.

     Section 2.6 Other Project Contractors. Lakes shall propose to the Development Committee for its approval all third-party professionals, such as environmental specialists, feasibility analysts, and others providing services or materials to the Project's Project Facilities as are customary for undertakings such as the particular Project ("Project Contractors"). Pawnee shall also have the right to propose Project Contractors to the Development Committee. Lakes, in consultation with the Development Committee, and subject to the final approval by the Development Committee, shall negotiate all Project Contractor contracts. All contracts shall require the Project Contractor to adhere in regard to recruitment, employment, reduction in force, promotion, training and related employment actions to a publicly announced policy and practice of Pawnee Nation preference and/or any publicly announced policy of Indian preference, both of which must be reasonably promulgated by the Pawnee Nation. Except as provided in this Agreement, each Project Contractor contract shall be between the Project Contractor and Pawnee as determined by the Development Committee. Notwithstanding the foregoing, all legal representation of Pawnee shall be determined solely by Pawnee.

     Section 2.7 Project Budget. Lakes shall consult with the Architect to develop and propose to the Development Committee a budget for all Project Costs relating to the particular Project, along with a scheduled timeframe(s) for development of the Project. Revisions to the Project budget may be proposed to the Development Committee from time to time by Lakes until a final budget is approved by the Development Committee. The Project budget approved by the Development Committee, together with any modification thereafter proposed by Lakes and approved by the Development Committee, shall include all Project Costs and shall be the "Project Budget."

     Section 2.8 Contracts with Project Professionals. All professionals providing services to a Project shall be independent of Lakes and its Affiliates, unless otherwise agreed to by the parties in writing, and all contracts with such professionals will be negotiated by Lakes and Pawnee on an arms-length basis and in the best interests of Pawnee.

                                    ARTICLE 3
                      PROJECT PRELIMINARY DEVELOPMENT LOANS

     Section 3.1 Project Preliminary Development Loan. Subject to the terms and conditions in this Article 3, Lakes shall make loans if needed from time to time to Pawnee with respect to each particular Project for payment of Project preliminary development costs


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(collectively the "Project Preliminary Development Loan") set forth in a Project preliminary development budget proposed by Lakes and approved by the Development Committee ("Project Preliminary Development Budget"). Lakes shall have no obligation to advance any funds under the Project Preliminary Development Loan in excess of the approved Project Preliminary Development Budget. The Project Preliminary Development Loan for a particular Project shall become part of its Project Costs and shall include all advances made by Lakes to Pawnee for that Project, including but not limited to those evidenced by the initial Pawnee
Note. A new Pawnee Note shall be executed for each Project. Any Project Preliminary Development Loan and Lakes' obligation to advance funds to Pawnee for any particular Project, shall be subject to each of the following requirements:

     (a) All advances made pursuant to a Project Preliminary Development Loan shall be evidenced by one or more promissory notes prepared by Lakes, substantially in the form attached as EXHIBIT A to this Agreement ("Pawnee Note"), in each case executed on behalf of Pawnee, and dated the date of the applicable loan (collectively with any note executed by Pawnee in favor of Lakes in connection with the development of any Project, the "Pawnee Notes"), to be secured by certain security interests and liens on (i) the proceeds of any Project Permanent Financing; (ii) all Revenues from the Project; (iii) the Project's Furnishing and Equipment; (iv) any fee lands upon which the Project is located (collectively, the "Collateral"). In no event shall Lakes have recourse to Revenue distributions already received by Pawnee from the Project and made to the Pawnee TDC in accordance with this Agreement and/or any applicable dominion account agreement.

     (b) If the principal amount of the Pawnee Note is exceeded by any pending advance on the Project Preliminary Development Loan, prior to such advance being made and prior to Lakes having any obligation to fund such advance, Pawnee shall execute and deliver to Lakes either (i) an amendment to such Pawnee Note, increasing the principal amount of the note by an amount at least equal to the pending advance, or (ii) an additional Pawnee Note with a principal amount at least equal to the principal amount of the pending advance, as determined by Lakes.

     (c) Amounts advanced from time to time as part of the Project Preliminary Development Loan shall bear interest, from the date of advance, at the greater of either the prime interest rate of Chase Manhattan Bank U.S.A., N.A. (or any successor bank) plus two percent (2%) or the same rate as the Project Permanent Financing for each particular Project in place at the time of the advance.

     (d) Unless otherwise agreed by the parties in writing, all principal and interest accrued on each Project Preliminary Development Loan shall become due and payable in twenty-four (24) equal monthly installments beginning on the 25th day following the Opening Date for the Project if the loan has not previously been repaid through the Project Permanent Financing. Pawnee shall use its best efforts to cause the Project Preliminary Development Loan to be paid out of the proceeds of the Project Permanent Financing. Notwithstanding the foregoing, the Project


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          Preliminary Development Loan shall become due and owing in its entirety upon (i) the occurrence of a Pawnee Event of Default under
          Section 10.3, which default is either incapable of cure or has not been cured within the time period set forth in Section 10.4, or (ii) termination of this Agreement under Section 11.3.

     (e) The Project Preliminary Development Loan may be prepaid without penalty by Pawnee at any time, in whole or in part, together with accrued and unpaid interest thereon.

     (f) No amounts shall be loaned under the Project Preliminary Development Loan except for costs set forth in the Project Preliminary Development Budget, unless Lakes in its sole discretion agrees to advance such funds, in which case, such advances shall be Project Costs. Lakes shall have no obligation to advance funds for costs unless such costs are set forth in the Project Preliminary Development Budget and such costs:

          (i)  have been approved in advance by the Development Committee, or

          (ii) constitute payments properly due within the terms and scope of Project Contractors contracts.

          Upon any such payment by Lakes, an advance on the Project Preliminary Development Loan shall automatically occur.

     (g) The Project Preliminary Development Loan, together with interest thereon, shall be payable from and secured by a pledge of the Collateral.

          To that end, Pawnee hereby pledges and grants a security interest in all the Collateral to Lakes to secure Pawnee's obligations under this Agreement and under the Pawnee Notes, further agrees to enter into standard and customary dominion account agreements/security agreements/mortgages or deeds of trust necessary to evidence and effectuate such liens, and authorizes Lakes to file those financing statements and similar documents and agreements as Lakes may believe appropriate to perfect such liens.

     (i) Notwithstanding anything to the contrary in this Article 3, Lakes shall not be obligated to fund any advances on each Project Preliminary Development Loan after the earliest of:

          (i)  the Project Permanent Financing Date for the applicable Project;

          (ii) the second anniversary of the first advance under the applicable Project Preliminary Development Loan;

          (iii) the failure of Pawnee to cure, within the time prescribed in this Agreement, any default under this Agreement or any Pawnee Note for which Pawnee receives written notice;

          (iv) sixty (60) days after written notice by Lakes that a reasonable basis exists for concluding that this Agreement, the development of the Project, or the operation of the Project's Gaming Facility is not lawful;

          (v) any determination by Lakes that a reasonable basis exists for concluding that any material terms of this Agreement or the Pawnee Notes are not valid or binding obligations of the Pawnee;

          (vi) any reasonable determination by Lakes (which may be based on the advice of legal counsel) that any representations contained in
               Section 8.2 are not true and correct; and

          (vii) the commencement of any litigation which, in the reasonable determination of Lakes, has a reasonable likelihood of delaying the completion of the Project's Project Facilities for more than 24 months after the Effective Date of this Agreement.

     Section 3.2 Conditions Precedent to First Advance of Project Preliminary Development Loan or Perform any Obligations. Notwithstanding Section 3.1, Lakes is not required to make any advance under each Project Preliminary Development Loan or perform any obligations under this Agreement until Lakes receives each of the following in form and substance reasonably satisfactory to Lakes:

     (a) copy of tribal laws in a form sufficient as determined by Lakes to perfect the security interests and liens granted to it under Section 3.1;

     (b) copy of one or more resolutions of the governing body of the Pawnee Nation authorizing and ratifying the adoption, or the execution, delivery and performance by the Pawnee Nation, Pawnee TDC or Pawnee, as applicable, of (i) the Compact (if in effect), (ii) the Gaming Ordinance, (iii) this Agreement, and (iv) the Pawnee Notes and related documents and security instruments;

     (c) original of any license(s) required by any Government Authority for the Lakes services (as described in this Agreement) in connection with the development, construction and operation of the Project;

     (d) an opinion of an attorney for Pawnee in form reasonably satisfactory to Lakes to the effect that (i) this Agreement, the Pawnee Notes, and any security instruments to be executed by Pawnee in connection with this Agreement will be valid, binding and perfected obligations of Pawnee, enforceable in accordance with their terms, (ii) the Pawnee Nation is an Indian tribe within the meaning of IGRA, (iii) each of the actions of Pawnee Nation, Pawnee TDC or Pawnee, as applicable, referred to above in this Section have been validly taken by that entity and is in full force and effect, (iv) the Pawnee Nation is legally permitted to conduct Class II Gaming (and Class III Gaming in the event of a Compact) activities in the State under all Legal Requirements, (v) the Gaming Facility Site for the Project constitutes "Indian lands" upon which the Pawnee Nation may legally conduct gaming under IGRA, and (vi) the Pawnee Nation and Pawnee TDC have entered into an agreement with Lakes or its Affiliate that all gaming and related project facilities will be owned and operated by Pawnee or another subsidiary of Pawnee TDC and granting Lakes or its Affiliate the right to participate in any gaming projects owned and operated by Pawnee or another subsidiary of Pawnee TDC under the same terms and conditions described in this Agreement, and the agreement shall contain representations, warranties and covenants substantially similar to those contained in Articles 8 and 9 hereof insofar as applicable, and with respect to such agreement, the same constitutes the valid, binding and enforceable obligations of Pawnee Nation and Pawnee TDC, enforceable in accordance with their terms.

     (e) designation by Pawnee of its members to the Development Committee and the formation of the Development Committee;

     (f) a feasibility study has been conducted demonstrating to Lakes' satisfaction the economic viability of the particular Project, and Pawnee and Lakes have mutually agreed to the scope of the contemplated project(s) and entered into an addendum to this Agreement describing the contemplated scope of the project(s);

     (g) a letter from the NIGC determining that the Gaming Facility Site for the Project constitutes "Indian lands" upon which the Pawnee Nation may legally conduct gaming under IGRA; and

     (h) unless otherwise agreed or waived in writing, Lakes shall have received either (i) a legal interpretation/opinion determination letter from the Pawnee Nation's attorneys or highest judicial office that any limitations or restrictions contained in the Corporate Charter of the Pawnee Tribe of Oklahoma, a federally-chartered corporation, does not apply to and has no legal effect on the validity of this Agreement or any related documents, or (ii) a certified copy of an amendment to the Corporate Charter of the Pawnee Tribe of Oklahoma, a federally-chartered corporation, or other evidence reasonably satisfactory to Lakes pursuant to which the Corporate Charter of the Pawnee Nation Tribe of Oklahoma, federally-chartered corporation, shall have been amended to remove any limitations or restrictions that would otherwise prevent either the Pawnee Nation or Pawnee TDC and its wholly-owned subsidiaries from entering into this Agreement or any related documents or that would require the approval of this Agreement or any related documents from the Secretary of the Interior or any federal agency before the document becomes legally valid and enforceable.

                                    ARTICLE 4
                          PROJECT PERMANENT FINANCINGS

     Section 4.1 Project Permanent Financing. Lakes shall use commercially reasonable efforts to assist Pawnee in obtaining one or more sources of Project Permanent Financing for any particular Project in amounts and at times as are required for payment of expected Project Costs

(other than those expected to be funded by an Equipment Contract) as set forth in the Project Budget. The terms of the Project Permanent Financing shall be subject to the approval of the Development Committee, which approval shall not be unreasonably withheld.

     Section 4.2 Approval of Disbursements. Unless otherwise agreed to by the Development Committee, no disbursement of proceeds from any Project Permanent Financing shall be made without the approval of the Development Committee and, with respect to costs payable pursuant to the Project Construction Contract, without customary approvals or certifications by the Project Architect and Project General Contractor.

                                    ARTICLE 5
                    PROJECT CONSTRUCTION AND EQUIPPING PHASES

     Section 5.1 Project General Contractor and Construction Contracts. Lakes shall propose to the Development Committee for its approval one or more general or prime contractors to provide customary construction contracting services with respect to any particular Project's Project Facilities (the "Project General Contractor"). As soon as reasonably practical, the Development Committee shall either approve or reject each proposed Project General Contractor. In the case of a rejection, the process described in this Section 5.1 shall be repeated until the Development Committee has approved a Project General Contractor proposed by Lakes. Once the Project General Contractor has been approved by the Development Committee, Lakes shall negotiate and propose to the Development Committee for its approval one or more forms of agreements for execution by Pawnee to engage the Project General Contractor (the "Project Construction Contract"). After the Development Committee has approved and Pawnee has entered into the Project Construction Contract(s), no change orders shall be made without the written recommendation of Lakes and written approval by the Development Committee.

     Section 5.2 Project Contractor Costs. All costs incurred by or paid pursuant to the Project Construction Contract(s) in accordance with Project Budget shall be Project Costs.

     Section 5.3 Project Equipment Contracts. Lakes shall propose to the Development Committee for its approval one or more contractors to provide equipment or personal property for use in connection with operations of the Project Facilities, exclusive of property to be provided pursuant to a Project Construction Contract (the "Project Equipment Contractor"). Pawnee shall also have the right to propose Project Equipment Contractors to the Development Committee. As soon as reasonably practical, the Development Committee shall either approve or reject each proposed Project Equipment Contractor. In the case of a rejection, the process described in this Section 6.3 shall be repeated until the Development Committee has approved a Project Equipment Contractor proposed. Once the Project Equipment Contractor has been approved by the Development Committee, Lakes shall negotiate and propose to the Development Committee for its approval one or more forms of agreements for execution by Pawnee to engage the Project Equipment Contractor (the "Project Equipment Contract"). After the Development Committee has approved and Pawnee has entered into the Project Equipment Contract(s), no change orders shall be made without the written recommendation of Lakes and written approval by the Development Committee. Lakes will assist in the selection, ordering, expediting, and installation of furniture, fixtures and equipment required for the Project Facilities.

                                    ARTICLE 6
                   PRE AND POST-OPENING OPERATIONS CONSULTING

     Section 6.1 Project Operations Consulting. In connection with pre-opening and post-opening operations of any particular Project, Lakes shall assist Pawnee by providing consulting services to Pawnee related to establishing and implementing initial gaming and ancillary systems in the following areas: making recommendations to Pawnee as to: (a) general Gaming Operations, (b) electronic gaming devices operations, (c) table game operations if permitted, (d) cage, vault and count room operations, (e) surveillance department operations, (f) security department operations, (g) marketing and advertising, (h) food and beverage operations, (i) human resources, (j) facilities and maintenance, (k) finance and (l) information systems. At all times, Pawnee shall have the sole proprietary interest in and management responsibility for the conduct of all Gaming Operations conducted at any Project during the period Lakes is providing operations consulting services under this Agreement.

     Section 6.2 Cooperative Efforts. Both parties to this Agreement shall exercise their best efforts to fully cooperate with each other in the performance of the operations consulting services to be rendered hereunder; provided, however, that it shall be within the sole discretion of Pawnee to determine whether or not to act upon or implement the technical assistance, consultation or advice provided by Lakes.

     Section 6.3 No Management Services Provided. The parties expressly acknowledge that this Agreement is for consulting services only and that Lakes shall not engage in any management activities or perform any management services hereunder with respect to any Project. The parties expressly acknowledge that the decision to adopt, approve or implement any proposal, suggestion or recommendation made by Lakes in connection with its operations consulting services shall rest exclusively with Pawnee.

                                    ARTICLE 7
                                 DEVELOPMENT FEE

     Section 7.1 Project Development Fee. For its services under this Agreement related to any particular Project, in addition to interest earned on the Project Preliminary Development Loan, Lakes shall receive a fee equal to (a) three (3%) percent of Project Costs ("Development Fixed Fee") and (b) a flat fee of $25,000 per month for one hundred twenty (120) months in accordance with the payment terms described in Section 7.2.("Monthly Consulting Fixed Fee")(collectively the "Project Development Fee).

     Section 7.2 Terms of Payment. The Development Fixed Fee shall be paid on the Opening Date for the Project. No Monthly Consulting Fixed Fee shall be earned or paid prior to the Opening Date of the Project. After the Opening Date of the Project, the Monthly Consulting Fixed Fee shall be due and paid commencing on the 25th day of the following calendar month, and become due and payable on the 25th day of each successive month.

     Section 7.3 Project Development Fee Security. To secure payment of the Project Development Fee, Pawnee hereby pledges and grants a security interest in all Collateral to Lakes to secure Pawnee's obligations under this Agreement in connection with payment of the Project Development Fee, further agrees to enter into standard and customary dominion account agreements/security agreements/mortgages or deeds of trust necessary to evidence and effectuate such liens, and authorizes Lakes to file those financing statements and similar documents and agreements as Lakes may believes appropriate to perfect such liens.

                                    ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

     Section 8.1 Representations and Warranties of Lakes. Lakes represents and warrants to Pawnee that:

     (a) Organization. Lakes is a limited liability company duly formed and validly existing under the laws of the State of Minnesota.

     (b) Authority. Lakes has the full legal right and authority to enter into this Agreement, to perform its obligations under this Agreement, and to consummate all other transactions contemplated by this Agreement.

     (c) Binding Obligation. This Agreement has been duly executed and delivered by Lakes and constitutes a legal, valid and binding obligation of Lakes, enforceable against Lakes in accordance with its terms, except as enforceability may be limited by future bankruptcy, insolvency or similar proceedings, limitations on rights of creditors generally and principles of equity, and assuming such agreements are binding against the other parties thereto.

     (d) No Litigation. There are no judgments entered, or actions, suits, investigations or proceedings pending, or to the knowledge of Lakes, threatened against Lakes, its Affiliates, or any of its assets or properties that could have a material adverse effect on its ability to enter into or perform this Agreement.

     (e) No Violation or Conflict. The execution, delivery and performance by Lakes of this Agreement does not violate any Legal Requirement applicable to Lakes, other than a violation that shall not materially adversely affect any particular Project or Pawnee's obligations or rights under this Agreement. The execution, delivery and performance of this Agreement does not conflict with or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien or charge upon any asset of Lakes under, or result in the acceleration of any obligation under the terms of any agreement or document binding upon Lakes, other than a conflict, breach, default or imposition that shall not materially adversely affect any particular Project or Pawnee's obligations or rights under this Agreement.

     (f) No Consents. No consent from any Governmental Authority arising from any Legal Requirements not heretofore obtained by Lakes is required for Lakes to execute, deliver and perform its obligations hereunder; provided that Lakes makes no representation or warranty with respect to any consent that may be required by the Gaming Commission, Pawnee Nation, Pawnee TDC or Pawnee,, NIGC or BIA.

     (g) Full Disclosure. No representation or warranty of Lakes in this Agreement and no report or statement delivered to Pawnee by or on behalf of Lakes, contains any untrue statement or omits to state a material fact necessary to make any such representation, warranty, report or statement, in light of the circumstances in which they were made, not misleading.

     (h) Financial Capacity. Lakes has the financial capacity to finance any and all amounts necessary in order to comply with Lakes' commitment to provide the Project Preliminary Development Loan under Article 3 hereof , and the provision of such financing will not result in Lakes becoming insolvent or otherwise being unable to pay its debts as they become due.

     (i) Brokers' Fees and Other Fees and Expenses. Except for the letter agreement dated August 20, 2004 with Kevin Kean and the definitive consulting agreement to be negotiated and executed as contemplated thereunder, neither Lakes nor any of its Affiliates has as of the Effective Date of this Agreement engaged, nor has any liability or obligation to pay any fees, commissions or expenses with respect to, any broker, finder or agent, investment banker, or any similar advisor or services provider, with respect to or in connection with the transactions contemplated by this Agreement for which Lakes or its Affiliates could become liable or obligated, and neither Pawnee nor any of its Affiliates has any liability or obligation to pay any of such amounts.

     Section 8.2 Representations and Warranties by Pawnee. Pawnee represents and warrants to Lakes that:

     (a) Organization. Pawnee is a wholly-owned subsidiary of the Pawnee TDC, which is a governmental subdivision of the Pawnee Nation, an Indian tribe eligible to conduct gaming within the meaning of IGRA.

     (b) Authority and Power. Pawnee has taken all action required by tribal law without the necessity of further action to authorize the execution, delivery and performance of this Agreement, all Pawnee Notes and related security documents and instruments described herein. Pawnee has all requisite power and authority to enter into this Agreement, all Pawnee Notes, and related security documents and instruments described herein to perform its obligations under this Agreement, all Pawnee Notes, and related security documents and instruments described herein, and to consummate all other transactions contemplated by this Agreement, the Pawnee Notes and related security documents and instruments described herein.

     (c) Binding Obligations. Each of this Agreement (including but not limited to, the waiver of sovereign immunity in Article 12), the Pawnee Notes and related security documents and instruments described herein has been duly executed and delivered by Pawnee and is a legal, valid, binding and perfected obligation of Pawnee, enforceable against Pawnee in accordance with its terms, except as enforceability may be limited by future bankruptcy, insolvency or similar proceedings, limitations on rights of creditors generally and principles of equity, and assuming the foregoing agreements are binding against the other parties thereto.

     (d) Gaming Facility Site. The Gaming Facility Site for any particular Project constitutes "Indian lands" upon which the Pawnee Nation may legally conduct gaming under IGRA.

     (e) Gaming Permitted. Pawnee Nation is legally permitted to conduct Class II Gaming (and Class III Gaming in the event of a Compact) activities in the State under all Legal Requirements,

     (f) Gaming Rights. Once signed by the Pawnee Nation and the State and approved and published by the United States Secretary of the Interior, the Compact will be in effect and will be a valid and binding obligation of the Pawnee Nation. Pawnee will then have the right to engage in Class III Gaming at the Gaming Facilities to be operated by the Pawnee in connection with this Agreement to the extent set forth in the Compact.

     (g) Gaming Licenses. All licenses, permits, approvals or other authority required from the Gaming Commission to permit Lakes to enter into this Agreement and perform its obligations under this Agreement have been granted.

     (h) No Material Negative Obligations. There are no outstanding obligations owing by Pawnee, Pawnee TDC or the Pawnee Nation or affecting either the Gaming Facility Site(s) or any Project, whether arising from contracts, instruments, orders, judgments, decrees or otherwise, that are likely to materially and adversely affect any Project or Lake's obligations or rights under this Agreement, any Pawnee Note and related security documents and instruments described herein.

     (i) No Violation or Conflict. The execution, delivery and performance by Pawnee of this Agreement, any Pawnee Note and related security documents and instruments described herein does not violate any Legal Requirements. The execution, delivery and performance of this Agreement, any Pawnee Note and related security documents and instruments described herein by Pawnee does not conflict with or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien or charge upon any asset of Pawnee under, or result in the acceleration of any obligation under the terms of any agreement or document binding upon Pawnee, other than a conflict, breach, default or imposition as shall not materially adversely affect any particular Project or Lake's obligations or rights under this Agreement, any Pawnee Note and related security documents and instruments described herein.

     (j) No Litigation. There are no judgments entered, or actions, suits, investigations or proceedings pending, or to the knowledge of Pawnee, threatened, against any Pawnee, Pawnee TDC or Pawnee Nation, or any of the assets or properties of Pawnee, that could have a material adverse effect on any particular Project, its Project Facilities, Pawnee's ability to enter into or perform this Agreement or Lakes' obligations or rights under this Agreement, any Pawnee Note and related security documents and instruments described herein.

     (k) No Consents. No consent from any Governmental Authority arising from any Legal Requirements not heretofore obtained by Pawnee is required to execute, deliver and perform its obligations hereunder.

     (l) Full Disclosure. No representation or warranty of Pawnee in this Agreement and no report or statement delivered to Lakes by or on behalf of Pawnee, contains any untrue statement or omits to state a material fact necessary to make any such representation, warranty, report or statement, in light of the circumstances in which they were made, not misleading. Pawnee has fully disclosed the existence and terms of all material agreements and Legal Requirements, written or oral, relating to any particular Project.

     (m) No Tribal Tax. Neither the Project, the Project Facilities nor the transaction(s) between the parties contemplated by this Agreement, the Pawnee Notes, and any related security documents and instruments described herein are now, or at any time during the term of this Agreement will be, subject to any tribal tax of any sort other than
          (i) reasonable pass-through taxes on Project patron which are consistent with gaming resort industry practices, and (ii) license or other fees for background investigations performed by the Gaming Commission of "key employees" and "primary management officials" of the particular Project's Gaming Facility, as defined in 25 C.F.R.
          Section 502.14 and 25 C.F.R. Section 502.19, and reasonable and customary regulatory fees imposed on the Gaming Facility by the Gaming Commission (which amounts shall be subject to an annually approved budget submitted by the Gaming Commission).

     (n) Tribal Agreement. The Pawnee Nation and Pawnee TDC have entered into an agreement with Lakes or its Affiliate which (i) confirms that all gaming and related project facilities of Pawnee Nation or Pawnee TDC will be owned and operated by either Pawnee or another subsidiary of Pawnee TDC, (ii) and grants Lakes or its Affiliate the right to participate in any gaming projects owned and operated by Pawnee or another subsidiary of Pawnee TDC under the same terms and conditions described in this Agreement, and (iii) contains representations, warranties and covenants substantially similar to those contained in Articles 8 and 9 hereof, insofar as applicable; and with respect to such agreement, the same constitutes valid, binding and enforceable obligations of Pawnee Nation and Pawnee TDC, enforceable in accordance with their terms.

                                    ARTICLE 9
                                    COVENANTS

     Section 9.1 Covenants of Lakes. Lakes covenants and agrees as follows:

          (a) Additional Documents. Lakes shall execute any additional instruments as may be reasonably required by Pawnee to carry out the intent of this Agreement or to perfect or give further assurances of any of the rights granted or provided for under this Agreement.

     Section 9.2 Covenants of Pawnee. Pawnee covenants and agrees as follows:

          (a) Additional Documents. Pawnee shall execute any additional instruments as may be reasonably required by Lakes to carry out the intent of this Agreement or to perfect or give further assurance of any of the rights granted or provided for under this Agreement or any Tribal Note, including execution of the related security documents and instruments described herein.

          (b) Non-Impairment. None of Pawnee, Pawnee TDC or Pawnee Nation shall enact any law, ordinance, rule or regulation impairing the rights or obligations of Pawnee or Lakes under this Agreement or under any related contracts entered into by Pawnee or impairing the rights and obligations of Lakes in furtherance of the design, development, construction, equipping or financing of any particular Project's Project Facilities, including, but not limited to, this Agreement and any contract or agreement entered into or contemplated by this Agreement.

          (c) Records. Pawnee shall maintain or cause to be maintained full and accurate accounts and records for any particular Project and its Project Facilities according to GAAP.

          (d) No Liens. Prior to the Opening Date, unless Lakes otherwise consents, Pawnee shall not cause or voluntarily permit any lien or encumbrance to be created on the Project Facilities for any particular Project, the Project's

               Gaming Facility Site or any proceeds of the Project Preliminary Development Loan or the Project Permanent Financing.

          (e) No Tax. Neither Pawnee, Pawnee TDC nor Pawnee Nation shall not impose any tax, fee or assessment on Lakes, any Contractor, any Project and its Project Facilities, this Agreement, the Pawnee Notes, and any related security documents and instruments described herein other than (i) reasonable pass-through taxes on Project patron which are consistent with gaming resort industry practices, and (ii) license or other fees for background investigations performed by the Gaming Commission of "key employees" and "primary management officials" of the particular Project's Gaming Facility, as defined in 25 C.F.R. Section 502.14 and 25 C.F.R. Section 502.19, and reasonable and customary regulatory fees imposed on the Gaming Facility by the Gaming Commission (which amounts shall be subject to an annually approved budget submitted by the Gaming Commission).

     Section 9.3 Mutual Covenant Not-to-Compete. Lakes agrees that, during the term of this Agreement, neither it nor its Affiliates will finance, manage, or consult in connection with any facility where Gaming Operations are or will be conducted within a radius of twenty-five (25) miles from the Gaming Facility Site without the prior written consent of Pawnee. Pawnee agrees that, during the term of this Agreement, neither it nor its Affiliates will solicit or enter into any negotiations or agreements with any person or company with respect to any Gaming Operations to be conducted within twenty-five (25) miles of the Gaming Facility Site, nor conduct any Gaming Operations within twenty-five (25) miles of the Gaming Facility Site, without the prior written consent of Lakes.

                                   ARTICLE 10
                                EVENTS OF DEFAULT

     Section 10.1 Events of Default by Lakes. Each of the following occurring prior the date on which the particular Project has been substantially completed shall constitute a "Lakes Event of Default":

     (a)  A Material Breach by Lakes.

     (b) Lakes violates any of the covenants in Section 9.1 of this Agreement, and sixty (60) days have passed following a request by Pawnee to Lakes to cure the violation, during which the violation has not been cured.

     (c) Subject to Section 10.3, any license, permit or approval required to be received or maintained by Lakes to perform its obligations under this Agreement is denied, suspended, or revoked by proper and reasonable action of any state or federal

          Governmental Authority, and all rights to appeal or review the action have been exhausted.

     (d) Lakes or any Affiliate of Lakes material to the uncompleted portion of the particular Project has: (i) filed for relief under the United States Bankruptcy Code or has suffered the filing of an involuntary petition under the Bankruptcy Code that is not dismissed within sixty
          (60) days after filing; (ii) a receiver appointed to take possession of all or substantially all of the property of Lakes or any Affiliate of Lakes material to the particular Project; or (iii) suffered an assignment for the benefit of creditors.

     Section 10.2 Cure of Lakes Default. Upon the occurrence of a Lakes Event of Default, Pawnee may provide written notice to Lakes of Pawnee's intention to terminate this Agreement and, if it is possible for Lakes to cure the Lakes Event of Default, Lakes shall have thirty (30) days following receipt of the notice to effect a cure; provided, however, that if the nature of such breach (but specifically excluding breaches curable by the payment of money) is such that it is not possible to cure such breach within thirty (30) days, such thirty-day period shall be extended for so long as Lakes shall be using diligent efforts to effect a cure thereof but no more than an additional sixty (60) days. The discontinuance or correction of a Lakes Event of Default shall constitute a cure thereof. If Lakes fails to cure the Lakes Event of Default within any applicable cure period as extended, Pawnee may: (a) suspend all performance of Pawnee under this Agreement; (b) terminate this Agreement under Section 11.4; or
(c) pursue any other remedy available at law or in equity, subject to the provisions of Section 12.1.

     Section 10.3 Events of Default by Pawnee. Each of the following shall constitute a "Pawnee Event of Default":

     (a) A Material Breach by Pawnee exists; or (ii) an "Event of Default" by Pawnee exists under the Pawnee Note, security agreement, dominion account agreement, mortgage or other document or instrument in favor of Lakes or its Affiliates and related thereto or this Agreement; or
          (iii) Pawnee Nation or Pawnee TDC shall be in default of any agreement now or hereafter executed by either of such entities in favor of Lakes or its Affiliates.

     (b) The Gaming Commission or any other applicable governmental authority of the Pawnee Nation, in bad faith, without due process or unreasonably, denies, revokes, fails to renew or otherwise impairs any license, permit or approval required for Lakes or any Affiliate of Lakes to perform its obligations or enjoy its rights under this Agreement.

     (c) Pawnee violates any of the covenants in Section 9.2 of this Agreement, and after sixty (60) days have passed following a request by Lakes to Pawnee to cure the violation, during which the violation has not been cured.

     (d) Pawnee or any Affiliate of Pawnee material to the particular Project has: (i) filed for relief under the United States Bankruptcy Code or has suffered the filing of an involuntary petition under the Bankruptcy Code that is not dismissed within sixty (60) days after filing; (ii) a receiver appointed to take possession of all or substantially all of Pawnee's property; or (iii) suffered an assignment for the benefit of creditors.

     (e) The Compact (if in effect) is determined by any court of competent jurisdiction to be invalid and such determination becomes final and non-appealable.

     (f) The Pawnee Nation is no longer an Indian tribe eligible to conduct gaming within the meaning of IGRA.

     (g) Any order or judgment of any court of competent jurisdiction enjoins the development of the particular Project in any material manner, and the injunction continues for thirty (30) days.

     Section 10.4 Cure of Pawnee Event Default. Upon the occurrence of a Pawnee Event of Default, Lakes may provide written notice to Pawnee of such default and, if it is possible for Pawnee, Pawnee TDC or Pawnee Nation to cure the Pawnee Event of Default, Pawnee shall have thirty (30) days following receipt of notice to effect a cure; provided, however, that if the nature of such breach (but specifically excluding breaches curable by the payment of money) is such that it is not possible to cure such breach within thirty (30) days, such thirty-day period shall be extended for so long as Pawnee, Pawnee TDC or Pawnee Nation shall be using diligent efforts to effect a cure thereof but no more than an additional sixty (60) days. Upon the occurrence of any of the events described in Section 10.3 and during any applicable cure period, Lakes may suspend its performance under this Agreement. The discontinuance or correction of a Pawnee Event of Default shall constitute a cure thereof. If Pawnee, Pawnee TDC or Pawnee Nation fails to cure the Pawnee Event of Default within any applicable cure period as extended, Lakes may take any one or more of the following actions: (a) suspend all performance of Lakes under this Agreement;
(b) declare all principal and interest accrued on all Pawnee Notes and any Project Development Fees to be immediately due and owing, (c) terminate this Agreement under Section 11.4; or (d) pursue any other remedy available by agreement, at law or in equity, subject to the provisions of Section 12.1.

                                   ARTICLE 11
                                TERM OF AGREEMENT

     Section 11.1 Term. This Agreement shall become effective and binding upon the parties on the Effective Date, and shall continue in effect for twelve (12) years from the Effective Date or until the Project Development Fee(s) and the Project Preliminary Development Loan(s) applicable hereunder have been fully paid, whichever date is later, subject to earlier termination as provided in
Article 10 or this Article; provided that (a) all rights of any party to assert a Claim against the other shall survive the termination of this Agreement, and (b) all provisions of Article 12 and Article 13 shall survive a termination.

     Section 11.2 Mutual Termination. This Agreement may be terminated at any time by the mutual written consent of Lakes and Pawnee.

     Section 11.3 Termination by Lakes. This Agreement may be terminated upon notice by Lakes to Pawnee if an uncured Pawnee Event of Default exists under
Section 10.2 and all applicable grace and cure periods have expired.

     Section 11.4 Termination by Pawnee. This Agreement may be terminated upon notice by Pawnee to Lakes if an uncured Lakes Event of Default exists under
Section 10.1 and all applicable grace and cure periods have expired.

     Section 11.5 Buy-out Option. Following sixty (60) months of continuous operation of the Project's gaming operations following the Opening Date, Pawnee shall have the option to buy out the Lakes' remaining rights under this Agreement for an amount equal to the present value, using a discount rate which is the greater of either two percent (2%) above the prime interest rate of Chase Manhattan Bank U.S.A., N.A. (or any successor bank) or the same rate as the Project Permanent Financing for each Project in place at the time the buy-out option is exercised of the Remaining Project Development Fees (as hereinafter defined). The term "Remaining Project Development Fees" shall mean the total Monthly Consulting Fixed Fees which would have been payable to Lakes for the Project under Section 7.1(b) hereof for the balance of the term of this Agreement,

                                   ARTICLE 12
DISPUTE RESOLUTION; WAIVERS OF SOVEREIGN IMMUNITY AND TRIBAL COURT JURISDICTION;
                                  GOVERNING LAW

     Section 12.1 Dispute Resolution. The parties agree that any Claim shall be governed by the following dispute resolution procedures:

     (a) The parties shall use their best efforts to settle the Claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of ten (10) days, then, upon notice by either party to the other, all Claims shall be settled by arbitration administered by the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules in effect at the time of submission; except that: (a) the question whether or not a Claim is arbitrable shall be a matter for binding arbitration by the arbitrators, such question shall not be determined by any court and, in determining any such question, all doubts shall be resolved in favor of arbitrability; and (b) discovery shall be permitted in accordance with the Federal Rules of Civil Procedure, subject to supervision as to scope and appropriateness by the arbitrators. Unless the parties otherwise agree to in writing, arbitration proceedings shall be held at Oklahoma City, Oklahoma.

     (b) The arbitration proceedings shall be conducted before a panel of three neutral arbitrators, all of whom shall be currently licensed attorneys, actively engaged in the practice of law for at least ten
          (10) years, one of which shall have five (5) years of experience in federal Indian law, and one of which shall have five (5) years of experience in the gaming industry. The arbitrator selected by the claimant and the arbitrator selected by respondent shall, within ten
          (10) days of their appointment, select a third neutral arbitrator. In the event that they are unable to do so, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality. Pawnee further agrees that any arbitration proceeding held in connection with any Claim may be consolidated with any other arbitration proceeding involving Lakes or its Affiliates and any of Pawnee's Affiliates.

     (c) The arbitration award shall be in writing signed by each of the arbitrators, and shall state the basis for the award. The arbitration award shall be set forth in reasonable detail as to its findings of fact and law, and basis of determination of award form and amount. Except to the extent such enforcement will be inconsistent with a specific provision of this Agreement, arbitration awards made pursuant to this Article 12 shall be enforceable in federal court under Title 9 of the United States Code and any applicable tribal, federal or state law governing the enforcement of arbitration awards. In addition to any basis for appeal of an arbitration award stated in Title 9 of the United States Code or any applicable law governing the enforcement of arbitration awards, either party hereto may appeal an arbitration award on the basis that the arbitrators incorrectly decided a question of law in making the award, or the award was made in an arbitrary or capricious manner or in manifest disregard of the factual evidence.

     (d) Either party hereto, without having to exhaust any tribal remedies first, shall have the right to seek and obtain a court order from a court having jurisdiction over the parties requiring that the circumstances specified in the order be maintained pending completion of the arbitration proceedings, to the extent permitted by applicable law.

     (e) Judgment on any arbitration award may be entered in any court having jurisdiction over the parties. The arbitrators shall not have the power to award punitive, exemplary or consequential damages, or any damages excluded by or in excess of any damage limitations expressed in this Agreement.

     (f) Pawnee hereby expressly waives, and also waives its right to assert, sovereign immunity and any and all defenses based thereon with respect to any Claims; and Pawnee hereby consents to (i) binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association, (ii) empowering the arbitrators to take the actions and enforce the judicial remedies described in paragraph 5 of the Pawnee Resolution of Limited Waiver of Sovereign Immunity dated January 12, 2005 issued in connection with the execution of this Agreement, and (iii) judicial proceedings in or before the United States District Court for the Northern District of Oklahoma, or if that court determines it is without jurisdiction, then to the courts of the State of Oklahoma and all courts to which an appeal therefrom may be available, but solely to compel, enforce, modify or vacate any arbitration award.

     (g) To the extent lawful in connection with any such Claims, Pawnee expressly waive the application of the doctrines of exhaustion of tribal remedies or comity that might otherwise require that Claims be heard first in tribal court or other tribal forum of Pawnee Nation. The waivers set forth herein only extend to claims or proceedings brought by Lakes and any award of damages against Pawnee shall be payable solely out of the Collateral.

     Section 12.2 Governing Law. This Agreement is governed by the laws of the State, except that the State's conflict of laws provisions shall not apply.

                                   ARTICLE 13
                                  MISCELLANEOUS

     Section 13.1 Assignment. The rights and obligations under this Agreement shall not be assigned or subcontracted by any party without the prior written consent of the other party; provided, however, Lakes may assign this Agreement to a wholly owned subsidiary without Pawnee's consent; provided further that Lakes shall remain obligated for the performance of the Lakes subsidiary hereunder. Other than as expressly provided in this Section 13.1, any attempted assignment or subcontracting without prior written consent shall be void. Subject to the preceding requirements, this Agreement is binding upon and inures to the benefit of the parties and their respective successors and assigns.

     Section 13.2 Notices. Any notice, consent or any other communication permitted or required by this Agreement: (a) must be in writing; (b) shall be effective three (3) days after the date sent; (c) must be delivered by personal service, via fax with reasonable evidence of transmission, express delivery or by certified or registered mail, postage prepaid, return receipt requested; and
(d) until written notice of a new address or addresses is given, must be addressed as follows:

     If to Pawnee:   Pawnee Chilocco Gaming Corporation
                     871 Little D. Drive, Building 68
                     P.O. Box 280
                     Pawnee, OK 74058

     With a Copy to: David J. Ketelsleger, Esq.
                     McAfee & Taft
                     Two Leadership Square
                     Tenth Floor
                     211 North Robinson
                     Oklahoma City, OK 73102-7103
                     (copy to counsel does not constitute notice to a party)

     If to Lakes:    Lakes Pawnee Consulting, LLC
                     130 Cheshire Lane
                     Minnetonka, MN 55305
                     Attn: Timothy J. Cope

     With a Copy to: Kevin C. Quigley, Esq.
                     Hamilton Quigley Twait & Foley PLC
                     W1450 First National bank Building
                     332 Minnesota Street
                     St. Paul, MN 55101-1314

          and        Brian J. Klein, Esq.
                     Maslon, Edelman, Borman & Brand, LLP
                     3300 Wells Fargo Center
                     90 South Seventh Street
                     Minneapolis, MN 55402-4140
                     (copy to counsel does not constitute notice to a party)

     Copies of any notices shall be given to the Gaming Commission at its last known address.

     Section 13.3 Amendments. This Agreement may be amended only by written instrument duly executed by all of the parties and with any and all necessary regulatory approvals, if any, required by Legal Requirements.

     Section 13.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 13.5 Force Majeure. No party shall be in default in the performance due under this Agreement if that failure of performance is due to causes beyond its reasonable control, including but not limited to acts of God, war, terrorism, fires, floods, or accidents causing material damage to or destruction of the Project Facilities.

     Section 13.6 Preparation of Agreement. This Agreement has been carefully prepared and reviewed by counsel for each party hereto and may not be construed more strongly for or against any party.

     Section 13.7 Entire Agreement. This Agreement, including all exhibits, represents the entire agreement between the parties and supersedes all provisions of any prior agreements between the parties relating to the development, financing, construction and equipping of any particular Project and its Project Facilities, and any other matter addressed in this Agreement; but shall specifically exclude any agreement related to the management of any particular Project and its Project Facilities.

     Section 13.8 Indemnification by Lakes. Lakes shall indemnify Pawnee and it's agents, enrolled members, officers, employees, consultants, and attorneys (each a "Pawnee Indemnitee") from and against any and all damages, claims, losses or expenses of whatever kind or nature, including attorneys' fees and expenses incurred in defending those claims, losses or expenses, to the extent they result from the gross negligence or willful misconduct of Lakes with respect to (a) a particular Project or (b) non-performance of any of Lake's obligations under this Agreement. Lakes shall have the sole right to control the defense and settlement of any matter in which indemnification is required of Lakes, and shall pay its attorneys' fees, provided that, with respect to those matters, Lakes shall not be responsible for the attorneys' fees of attorneys hired by the Pawnee Indemnitee.

     Section 13.9 Indemnification by Pawnee. Pawnee shall immediately indemnify Lakes and its Affiliates, agents, officers, employees, consultants, and attorneys ( each a "Lakes Indemnitee") from and against any and all damages, claims, losses or expenses of whatever kind or nature, including attorneys' fees and expenses as and when incurred in defending those claims, losses or expenses, to the extent they result from (a) the gross negligence or willful misconduct of Pawnee or the Development Committee with respect to (i) a particular Project or
(ii) the performance or non-performance of Pawnee's or Development Committee's obligations under this Agreement, or (b) the performance by Lakes of any of its obligations under this Agreement but excluding any claims, loss or expense arising from the gross negligence or willful misconduct of Lakes. Pawnee and Lakes shall consult and agree on the defense and settlement of any matter in which indemnification is required of Pawnee, Lakes shall have the right to retain its separate counsel to advise it thereon (but such counsel shall be at Lakes' own expense), and upon the occurrence of any such claim, the parties shall enter into a mutually acceptable agreement providing for the procedures by which any such claims shall be prosecuted and related costs and expenses shall be reimbursed. Lakes shall be listed as an additional insured on all insurance policies with respect to any Project. Pawnee further agrees to indemnify and hold each Lakes Indemnittee harmless from any and all liabilities, claims, losses and expenses arising from any prior agreements entered into by Pawnee, Pawnee TDC or Pawnee Nation with any Persons or entities in connection with development, construction and/or operation of the Project Facilities of any particular Project.

     Section 13.10 Compliance with Legal Requirements. All parties shall at all times comply with all Legal Requirements.

     Section 13.11 Further Assurances. The parties agree to do all acts and to deliver all necessary documents as from time to time are reasonably required to carry out the terms and provisions of this Agreement, including the filing of financing statements and related security instruments described herein.

     Section 13.12 Cooperation; Approvals. Each of the parties agrees to cooperate in good faith with the other to timely implement the purposes of this Agreement. Any consents or approvals required to be given in connection with this Agreement shall not be unreasonably withheld or delayed by the parties or their Affiliates.

     Section 13.14 No Management Contract or Grant of Proprietary Interest. The parties agree that it is their intent that neither this Agreement nor any of the Tribal Notes or and related security documents and instruments described herein (individually or collectively) constitute a "Management Contract" within the meaning of IGRA. Upon the Effective Date, the parties shall submit this Agreement to the NIGC for review and determination that it is not a Management Contract and therefore does not require the approval of the NIGC in order to be valid, regardless of whether it constitutes a "collateral agreement" as that term is defined in IGRA. Each party shall use its best efforts to pursue such determination and timely execute, deliver, and if necessary, record any and all additional instruments, certifications, and other documents as may be required by the NIGC in order to issue such determination; provided that such required instrument or other document shall not materially change the respective rights, remedies or obligations of the parties under this Agreement. If the NIGC finds that this Agreement does constitute a Management Contract within the meaning of IGRA, then the parties shall immediately take all necessary steps to amend or modify the Agreement in a way that preserves the economic benefits of the transactions to both parties without constituting a Management Contract.

     Section 13.15 Confidentiality. Except as required by Legal Requirements, including but not limited to, reporting requirements imposed on publicly traded companies, each of the parties agrees that all non-public information exchanged between the parties with respect to any particular Project shall be kept confidential by each party and only disclosed to that party's legal counsel, financial advisors or as reasonably required to be disclosed in connection with the Project, including in connection with obtaining the Project Permanent Financing.

                            [Signature Page Follows]

     The parties have executed this Gaming Development Consulting Agreement as of the date stated in the introductory clause.

                                        PAWNEE TRAVEL PLAZA GAMING CORPORATION


                                        By /s/ Monty Matlock
                                           -------------------------------------
                                        Its: Chairman
                                             -----------------------------------


                                        By /s/ Leslie Hand
                                           -------------------------------------
                                        Its: President
                                             -----------------------------------


                                        LAKES PAWNEE CONSULTING, LLC


                                        By /s/ Timothy Cope
                                           -------------------------------------
                                        Its: President
                                             -----------------------------------

 [Signature Page to Pawnee Travel Plaza Gaming Development Consulting Agreement]

                                    EXHIBIT A
                               FORM OF PAWNEE NOTE


                                      -32-